Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights”, “Experts”, and “Representations and Warranties” in the Combined Information Statement/Prospectus of Transamerica Funds and to the incorporation by reference of our reports, dated December 24, 2014, on the financial statements and financial highlights of Transamerica Dynamic Allocation II (formerly, Transamerica Tactical Allocation) and Transamerica Dynamic Allocation (formerly, Transamerica Tactical Rotation) included in the Annual Reports to Shareholders for the year ended October 31, 2014 included in this Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated March 1, 2015, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated March 1, 2015, of Transamerica Funds which are incorporated by reference in the Combined Information Statement/Prospectus in the Registration Statement of Transamerica Funds on Form N-14.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 22, 2015